EXHIBIT 10.6

AMENDMENT NO. 1 TO
DEBUT BROADCASTING CORPORATION, INC.
2007 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Debut Broadcasting Corporation, Inc., a Nevada corporation (the “Company”), has previously adopted the Debut Broadcasting Corporation, Inc., 2007 Stock Incentive Plan (the “Plan”), pursuant to which the Company may award incentive stock options, non-qualified stock options, restricted stock and stock bonus awards; and

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan, on or before the date hereof, ratified and approved such an amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2008, by deleting Section 1.10 in its entirety and substituting the following therefor:

1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:

(a)
If the Stock is listed on a national securities exchange (e.g., the New York Stock Exchange or the NASDAQ Global Market), Fair Market Value shall be determined by reference to the closing price of the Stock on such exchange with respect to the date for which Fair Market Value is being determined.

(b)
If the Stock is not then listed on a national securities exchange, but is quoted on an automated quotation system such as the OTC Bulletin Board or the Pink Sheets, Fair Market Value shall be determined by reference to the closing price of the Stock as quoted by such automated quotation system on the last trading day immediately preceding such date.

(c)
If the Stock is not listed on a national securities exchange or quoted on an automated quotation system, Fair Market Value shall be the value determined in good faith by the Committee in accordance with section 409A of the Code.

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IN WITNESS WHEREOF, this Amendment is hereby signed this 29th day of February, 2008.

DEBUT BROADCASTING CORPORATION, INC.

By: /s/ Robert J. Marquitz

Name: Robert J. Marquitz

Title: Chairman/President